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                                                                Exhibit 5


                          Ropes & Gray
                     One International Place
                     Boston, MA  02110-2624

                                       December 22, 1995




         XTRA Corporation
         XTRA, Inc.
         XTRA Missouri, Inc.
         60 State Street
         Boston, Massachusetts  02108

              Re:  XTRA Corporation, XTRA, Inc. and XTRA Missouri, Inc.
                   - $655,000,000 aggregate amount of Securities
                   --------------------------------------------------------

         Ladies and Gentlemen:

             You have asked our opinion concerning the proposed issue by XTRA Corporation (the "Company") of (i) shares of its preferred stock, no par value (the "New Preferred Stock"), in one or more series and/or
         (ii) shares of its common stock, par value $0.50 per share (the "New Common Stock"), and the proposed issue by XTRA, Inc. ("XTRA, Inc.")
         of its debt securities (the "New Debt Securities"), which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"), consisting of unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be unconditionally guaranteed on a senior or subordinated basis, as the case may be, as to the payment of principal of, premium, if any, and interest on the New Debt Securities by the Company and XTRA Missouri, Inc. (the "Guarantees"), which Senior Securities are to be issued under an indenture dated as of August 15, 1994 (the "Original Senior Indenture") among XTRA, Inc., the Company, as guarantor, and the First National Bank of Boston, as trustee, as supplemented by the First Supplemental Indenture dated as of September 30, 1994 among XTRA, Inc., the Company, as guarantor, XTRA Missouri, Inc., as guarantor, and the Bank of Boston (together with the Original Senior Indenture, the "Senior Indenture"), and which Subordinated Securities are to be issued under an indenture
         (the "Subordinated Indenture") among XTRA, Inc., the Company, as guarantor, XTRA Missouri, Inc., as guarantor, and a trustee to be designated (the "Subordinated Trustee") (the New Preferred Stock, the New Common Stock, the Guarantees and the New Debt Securities are referred to herein collectively as the "Securities"). On October 2, 1995, State Street Bank and Trust Company succeeded to all or substantially all of the corporate trust business of the Bank of Boston, thereby becoming the successor trustee pursuant to the terms of the Senior Indenture (hereinafter the "Senior Trustee" and, together with the Subordinated Trustee, the "Trustees"). The Securities are to be issued at an aggregate initial offering price not to exceed $655,000,000.


             We have acted as counsel for the Company, XTRA, Inc. and XTRA Missouri, Inc. in connection with the proposed issue and sale of the Securities. We are familiar with the proceedings taken by the Company, XTRA, Inc. and XTRA Missouri, Inc. in respect thereof and have examined originals or certified or attested copies of such certificates, records and
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XTRA Corporation
XTRA, Inc.
XTRA Missouri, Inc.                 -2-                      December 22, 1995

     documents as we have deemed necessary for the purposes of this opinion.

              Basing our opinion on the foregoing, we are of the opinion that:

                (1) when the Registration Statement relating to the Securities filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, has been declared effective, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Securities (except under the so-called "blue sky" or securities laws of the several states, as to the applicability of which we express no opinion);

                (2) When the Board of Directors of the Company and/or XTRA, Inc. or committees designated thereby, have determined the price and other terms and conditions relating to the issue and sale of the Securities, the Securities will have been duly authorized by the Company, XTRA, Inc. and XTRA Missouri, Inc.;

                (3) upon the execution and filing with the Trustees of the proper papers, the Senior Securities and the related Guarantees and the Subordinated Securities and the related Guarantees will be issuable under the terms of their respective Indentures;

                (4) upon the execution, certification and delivery of the Senior Securities and the related Guarantees in accordance with the corporate authorization referred to above and in accordance with the Senior Indenture, the Senior Securities will be valid and legally binding obligations of XTRA, Inc. and the related Guarantees will be the valid and legally binding obligations of the Company and XTRA Missouri, Inc., and the Senior Securities and related Guarantees will be entitled to the benefits provided by the Senior Indenture together with any other series of Senior Securities and Guarantees thereof and which may hereafter be issued thereunder pursuant to the terms thereof; except that enforcement of the rights and remedies created thereby is subject to bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights generally, as may from time to time be in effect, and by the availability of specific performance or of injunctive relief, which is subject to the discretion of the court before which any proceeding may be brought;

                (5) upon the execution, certification and delivery of the Subordinated Securities and the related Guarantees in


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XTRA Corporation
XTRA, Inc.
XTRA Missouri, Inc.               -3-                       December 22, 1995


        accordance with the corporate authorization referred to above and in accordance with the Subordinated Indenture, the Subordinated Securities will be valid and legally binding obligations of XTRA, Inc. and the related Guarantees will be the valid and legally binding obligations of the Company and XTRA Missouri, Inc., and the Subordinated Securities and related Guarantees will be entitled to the benefits provided by the Subordinated Indenture together with any other series of Subordinated Securities and Guarantees thereof and which may hereafter be issued thereunder pursuant to the terms thereof; except that enforcement of the rights and remedies created thereby is subject to bankruptcy, reorganization, insolvancy or similar laws affecting creditors' rights generally, as may from time to time be in effect, and by the availability of specific performance or of injunctive relief, which is subject to the discretion of the court before which any proceeding may be brought;

              (6) upon the issuance by the Company of the New Common Stock against payment of the agreed consideration in accordance with the corporate authorization referred to above, the New Common Stock will be validly issued, fully paid and nonassessable; and

              (7) upon the issuance by the Company of the New Preferred Stock against payment of the agreed consideration in accordance with the corporate authorization referred to above, the New Preferred Stock will be validly issued, fully paid and nonassessable.

        We understand that this opinion is to be used in connection with the Company's, XTRA, Inc.'s and XTRA Missouri, Inc.'s joint Registration Statement relating to the Securities to be filed under the Securities Act of 1933, as amended. We consent to the filing of this opinion with and as part of said Registration Statement and the use of our name therein and in the related Prospectus under the caption "Validity of Securities."


                                       Very truly yours,


                                       /s/ ROPES & GRAY
                                       ----------------
                                       Ropes & Gray